Exhibit 99.1

SUBSCRIPTION AGREEMENT

Snowdon Resources Corporation
885 Pyrford Road
Vancouver, British Columbia
Canada V7S 2A2

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing __________________________________________________ (__________) shares of Common Stock of SNOWDON RESOURCES CORPORATION (the "Company") at a price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Elden Schorn and Mr. Terance Schorn solicit him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Elden Schorn and Mr. Terance Schorn.

MAKE CHECK PAYABLE TO: Snowdon Resources Corporation

Executed this _____ day of ___________________, 2006.

__________________________________	________________________________
Signature of Purchaser
__________________________________
Address of Purchaser

__________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

SNOWDON RESOURCES CORPORATION

By:	____________________________

Title:	____________________________